UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 30, 2010
FIRST MERCURY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33077	38-3164336

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

29110 Inkster Road
Suite 100
Southfield, Michigan		48034

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including area code:		(800) 762-6837

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
PROPOSED LITIGATION SETTLEMENT
As previously announced, on October 28, 2010, First Mercury Financial Corporation (the “Company”), entered into an Agreement and Plan of Merger, (the “Merger Agreement”), with Fairfax Financial Holdings Limited (“Fairfax”), and Fairfax Investments III USA Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Fairfax (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, and the Company will continue as the surviving corporation (the “Merger”).
On December 14, 2010, the Company filed with the SEC a definitive proxy statement in connection with the proposed merger (the “Definitive Proxy Statement”). At the special meeting of stockholders of the Company, which is scheduled for January 14, 2011, stockholders of the Company will be asked to consider and vote upon the proposal to adopt the Merger Agreement.
As previously disclosed on pages 14 and 53 of the Definitive Proxy Statement and the Company’s Current Report on Form 8-K filed with the SEC on November 12, 2010, a putative class action lawsuit relating to the Merger was filed in the United States District Court Eastern District of Michigan Southern Division (the “Lawsuit”), alleging that the consideration that the Company’s stockholders will receive in connection with the Merger is inadequate and that the Company’s directors breached their fiduciary duties to stockholders in negotiating and approving the Merger Agreement. The Lawsuit further alleges that the Company and Fairfax aided and abetted the alleged breaches by the Company’s directors.
On December 30, 2010, the Company entered into a memorandum of understanding with the plaintiffs regarding the settlement of the Lawsuit.
The Company believes that the Definitive Proxy Statement complies with applicable laws and that no further disclosure is required to supplement the Definitive Proxy Statement. However, to avoid the risk that the Lawsuit may delay or otherwise adversely affect the consummation of the Merger and to minimize the expense of defending the Lawsuit, the Company has agreed to make certain supplemental disclosures related to the proposed Merger, all of which are set forth below. Subject to completion of certain confirmatory discovery by counsel to the plaintiffs, the memorandum of understanding contemplates that the parties will enter into a stipulation of settlement. The stipulation of settlement will be subject to customary conditions, including court approval following notice to the Company’s stockholders. In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the United States District Court Eastern District of Michigan Southern Division will consider the fairness, reasonableness, and adequacy of the settlement. If the settlement is finally approved by the court, it will resolve and release all claims in all actions that were or could have been brought challenging any aspect of the proposed Merger, the Merger Agreement, and any disclosure made in connection therewith (but excluding claims for appraisal under Section 262 of the Delaware General Corporation Law), pursuant to terms that will be disclosed to stockholders prior to final approval of the settlement. In addition, in connection with the settlement, the parties contemplate that plaintiff’s counsel will file a petition in the United States District Court Eastern District of Michigan Southern Division for an award of attorneys’ fees. The settlement costs, comprised of the attorneys’ fees awarded to the plaintiff’s counsel and the costs incurred by the Company to defend the Lawsuit, will be paid by the Company. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the court will approve the settlement even if the parties were to enter into such stipulation. In such event, the proposed settlement as contemplated by the memorandum of understanding may be terminated.
The Company and the other defendants have vigorously denied, and continue to vigorously deny, that they have committed or aided and abetted in the commission of any violation of law or engaged in any of the wrongful acts that were or could have been alleged in the Lawsuit, and expressly maintain that, to the extent applicable, they diligently and scrupulously complied with their fiduciary and other legal burdens and are entering into the contemplated settlement solely to eliminate the burden and expense of further litigation, to put the claims that were or could have been asserted to rest, and to avoid any possible delay in the consummation of the Merger. Nothing in this Current Report on Form 8-K, the parties’ memorandum of understanding or any stipulation of settlement shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.
AMENDMENT TO MERGER AGREEMENT
Under the terms of the memorandum of understanding, Fairfax, Merger Sub and the Company have entered into Amendment No. 1 to the Merger Agreement (“Amendment No. 1”) to reduce the Termination Fee (as defined in the Merger Agreement and discussed on pages 65 and 66 of the Definitive Proxy Statement) payable to Fairfax under certain circumstances from $9.0 million to $8.5 million. The foregoing description of Amendment No. 1 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment No. 1 attached hereto as Exhibit 2.1, which is incorporated herein by reference.
SUPPLEMENT TO DEFINITIVE PROXY STATEMENT
In connection with the memorandum of understanding described above, the Company has agreed to make these supplemental disclosures to the Definitive Proxy Statement. This supplemental information should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement.
To the extent that information in this Form 8-K differs from or updates information contained in the Definitive Proxy Statement, the Definitive Proxy Statement shall be deemed updated by this Form 8-K.
Background of the Merger (Page 21 of Definitive Proxy Statement)
     The following disclosure supplements the discussion in the second paragraph in the section “Background of the Merger” set forth on page 21 of the Definitive Proxy Statement concerning the unsolicited calls that the Company had received from private equity groups interested in discussing potential transactions:
“No price ranges were discussed with these parties.”
     The following disclosure supplements the discussion set forth in the third full paragraph on page 22 of the Definitive Proxy Statement with respect to Party 2’s decision to no longer pursue a transaction with the Company:
“Party 2 did not give any specific reasons for its decision not to pursue a transaction with the Company.”
     The fifth full paragraph on page 26 of the Definitive Proxy Statement is restated as follows to supplement the discussion with respect to the areas of concern identified by Party 4 in its due diligence of the Company:
“On September 7, 2010, representatives of Party 4 visited the Company’s offices in Southfield, Michigan and met with senior management of the claims and actuarial departments and of various underwriting units of the Company. Following these meetings, a representative of Party 4 advised BofA Merrill Lynch that it identified areas of concern during the course of its due diligence with respect to the Company’s reserves and did not believe it could proceed at a price range of $18.00 per share.”
     The fifth full paragraph on page 30 of the Definitive Proxy Statement is restated as follows to supplement the disclosure regarding the concerns raised by Fairfax:
“From October 7, 2010 through approximately October 18, 2010, Fairfax made numerous information requests and conducted numerous conference calls and meetings with senior managers, third party administrators and professional advisers of the Company regarding the Company’s construction defect business. Fairfax delivered to the Company an analysis of its concerns regarding the reserves relating to the Company’s construction defect business. This analysis implied a potential reduction in the book value of the Company of as much as $2.00 to $3.00 per share. Based upon conversations with Fairfax, management believed that Fairfax was taking a worst case scenario approach to analyzing the Company’s construction defect reserves based upon Fairfax’s negative experience in its own construction defect book of business. BofA Merrill Lynch communicated to Fairfax that a proposal with a $2.00 to $3.00 dollar per share price reduction would not be acceptable to the Company. During this period, the Company reviewed and responded to Fairfax’s analysis and identified to Fairfax inaccuracies or inconsistencies in Fairfax’s methodologies, assumptions and results.”
Opinion of BofA Merrill Lynch (Page 35 of the Definitive Proxy Statement)
The first full paragraph on page 38 of the Definitive Proxy Statement is replaced with the following:
“Among other comparisons, BofA Merrill Lynch compared the Company’s 46.4% premium over its one day closing price to an average one day prior premium of 27.9% for all public market transactions involving U.S. public targets having an aggregate transaction equity value between $200 million and $400 million since 2005, and to an average one day prior premium of 28.5% for all public market transactions involving U.S. public targets where a 100% interest in the target was acquired having an aggregate transaction equity value between $200 million and $400 million during the period from January 1, 2010 to October 26, 2010, in each case, as reported by Dealogic.”
The bulleted information under the subsection captioned “Selected Publicly Traded Companies Analysis” set forth on page 38 of the Definitive Proxy Statement is replaced with the following:

		Price/
	10/26/10	Operating EPS		ROAE		6/30/10
Company	Price	2010E	2011E	2010E	2011E	Price/Book
W. R. Berkeley Corporation	$27.57	10.4x	10.8x	11.2%	10.0%	1.11x

Markel Corporation	$343.85	26.1x	21.6x	4.5%	5.2%	1.18x

American Financial Group, Inc.	$31.11	8.3x	8.5x	10.2%	8.8%	0.83x

HCC Insurance Holdings, Inc.	$26.67	9.7x	9.0x	9.9%	9.8%	0.96x

Allied World Assurance Company Holdings, Ltd	$58.82	8.6x	7.3x	20.0%	11.1%	0.84x

ProAssurance Corporation	$58.10	10.9x	11.2x	9.7%	8.6%	1.03x

RLI Corp.	$57.69	12.6x	15.0x	11.3%	8.9%	1.41x

Tower Group, Inc.	$24.25	9.6x	7.0x	10.2%	12.8%	0.98x

Argo Group International Holdings, Ltd.	$35.56	15.5x	10.7x	4.3%	5.9%	0.65x

The Navigators Group, Inc.	$46.08	14.4x	13.1x	6.4%	6.6%	0.90x

National Interstate Corporation	$22.38	13.2x	10.9x	11.4%	12.4%	1.48x

			Price/
		10/26/10	Operating EPS		ROAE		6/30/10
	Company	Price	2010E	2011E	2010E	2011E	Price/Book
	American Safety Insurance Holdings, Ltd.	$17.57	8.3x	8.0x	14.4%	7.2%	0.60x

Mean			12.0x	10.8x	10.1%	8.9%	0.97x

Median			10.4x	10.7x	10.2%	8.9%	0.96x
The last full paragraph on page 38, which carries over to page 39, of the Definitive Proxy Statement is replaced with the following:
“BofA Merrill Lynch reviewed, among other things, the prices per share, based on closing stock prices on October 26, 2010, of the selected publicly traded companies as a multiple of calendar years 2010 and 2011 estimated operating earnings per share, commonly referred to as EPS, the estimated operating return on average equity of the selected publicly traded companies for calendar years 2010 and 2011, and the prices per share, based on closing stock prices on October 26, 2010, of the selected publicly traded companies as a multiple of primary book value per share as of June 30, 2010. BofA Merrill Lynch then applied a range of selected multiples of 7.0x to 9.0x derived from the selected publicly traded companies to the Company’s 2011 estimated operating EPS based on both analyst estimates and Company management forecasts. While BofA Merrill Lynch reviewed 2010 estimated operating EPS for the Company, the reserve strengthening taken by the Company during the third quarter of 2010 resulted in a significant variation from analyst earnings estimates. In addition, BofA Merrill Lynch applied a range of selected multiples of 0.65x to 0.85x derived from the selected publicly traded companies to the Company’s estimated primary book value per share as of September 30, 2010.
BofA Merrill Lynch determined relevant ranges of multiples based upon various factors and judgments about current market conditions, certain characteristics and financial performance of such companies (including qualitative factors and judgments involving non-mathematical considerations).”
The first full paragraph on page 39 of the Definitive Proxy Statement is replaced with the following:
“No company used in this analysis is identical or directly comparable to the Company. BofA Merrill identified companies that operate in the specialty commercial property & casualty market and either have business operations which compete with the Company or the ultimate nature of the insurance coverage being provided is generally similar to that being provided by the Company. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which the Company was compared.”
The last full paragraph on page 39 of the Definitive Proxy Statement is replaced with the following:
“Selected Precedent Transactions Analysis. BofA Merrill Lynch reviewed, to the extent publicly available, financial information relating to the following 26 selected transactions in the specialty commercial property & casualty insurance industry involving U.S. based targets (or targets with significant operations in the U.S.):”
The first full paragraph on page 40 of the Definitive Proxy Statement is replaced with the following:
“BofA Merrill Lynch reviewed, among other things, the equity value for the target company based on the consideration payable in the selected transaction, as a multiple of the target company’s book value. BofA Merrill Lynch considered multiples of historical and projected earnings, but the multiples of book value provide a greater basis of comparison based on the availability of information. BofA Merrill Lynch then applied a range of selected multiples of 0.90x to 1.00x derived from the selected transactions to the Company’s estimated primary book value per share as of September 30, 2010. Estimated financial data of the selected transactions were based on publicly available information. Estimated financial data of the Company were based on the Company management forecasts. This analysis indicated an implied per share equity value reference range for the Company of $15.30 to $17.00.”
The third full paragraph on page 40 of the Definitive Proxy Statement is replaced with the following:
“Discounted Cash Flow Analysis. BofA Merrill Lynch performed a discounted cash flow analysis of the Company to estimate a range of present values for the Company common stock as of September 30, 2010. The analysis was based on the Company management forecasts for the fiscal years 2010 through 2015. The cash flows were modeled assuming that the Company continues to operate as an independent entity. The valuation range was determined by adding (i) the present value of the Company cash available for dividends during fiscal years 2010 through 2015 and (ii) the present value of the “terminal value” of the Company common stock. In calculating the terminal value of the Company common stock, BofA Merrill Lynch used a book value multiple range of 0.75x to 0.95x to the Company’s estimated December 31, 2015 shareholders’ equity, based on the trading multiples and expected operating performance of the selected publicly traded companies. The dividend stream and the terminal value were discounted to present value using discount rates ranging from 11.0% to 13.0%, which considers the cost of capital of similar size companies that operate in the specialty commercial property & casualty sector. This analysis indicated the following implied per share equity value reference range for the Company as compared to the merger consideration:”
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements if accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed. Statements containing words such as expect, anticipate, believe, estimate, likely, or similar words that are used herein or in other written or oral information conveyed by or on behalf of the Company, are intended to identify forward-looking statements. Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such forward-looking statements are not guarantees of future events. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors: (1) the stockholders of the Company may not adopt the Merger Agreement; (2) the parties may be unable to obtain governmental and regulatory approvals required for the Merger, or required governmental and regulatory approvals may delay the Merger or result in the imposition of conditions that could cause the parties to abandon the Merger; (3) the parties may be unable to complete the Merger because, among other reasons, conditions to the closing of the Merger may not be satisfied or waived; (4) the possibility of disruption from the Merger making it more difficult to maintain business and operational relationships; (5) developments beyond the parties’ control, including but not limited to, changes in domestic or global economic conditions, competitive conditions and consumer preferences, adverse weather conditions or natural disasters, health concerns, international, political or military developments and technological developments; or (6) the “risk factors” and other factors referred to in the Company’s reports filed with or furnished to the SEC. There can be no assurance that other factors not currently anticipated by the Company will not materially and adversely affect future events. Stockholders are cautioned not to place undue reliance on any forward-looking statements made by or on behalf of the Company, Parent or Merger Sub. Forward-looking statements speak only as of the date the statement was made. None of the Company, Parent or Merger Sub undertakes any obligation to update or revise any forward-looking statement.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
     In connection with the Merger, the Company has filed a Definitive Proxy Statement with the SEC. INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO.
     Investors and stockholders may obtain free copies of the Definitive Proxy Statement and other documents filed by the Company, at the SEC’s web site at www.sec.gov or in the Investor Relations section of the Company’s web site at www.firstmercury.com. The Definitive Proxy Statement and such other documents may also be obtained for free from the Company by directing such request to First Mercury Financial Corporation, 29110 Inkster Road, Suite 100, Southfield, Michigan 48034, Attn: Corporate Financial Reporting, telephone: (800) 762-6837.
     The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information concerning the interests of those persons is set forth in the Definitive Proxy Statement.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
(d)
2.1 Amendment No. 1 to the Agreement and Plan of Merger, dated as of December 30, 2010, by and among Fairfax, Merger Sub and the Company.

     SIGNATURE
     Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST MERCURY FINANCIAL CORPORATION
DATE: December 30, 2010	By: /s/ Richard H. Smith
Richard H. Smith
Chairman, President and Chief Executive Officer